Exhibit 99.1

Second Sight Reports First Quarter 2016 Financial Results

Sylmar, CA, April 28, 2016 – Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics to provide some useful vision to blind patients, today reported financial results for the three-month period ended March 31, 2016.

Recent Company Highlights:

•	Generated net sales of $1.1 million in the first quarter of 2016 compared to $1.7 million in the first quarter of 2015;
•	Implanted 10 Argus® II Retinal Prosthesis Systems ("Argus II") worldwide during the first quarter of 2016 compared to 19 implants in the first quarter of 2015;
•	Added two new implanting centers during the first quarter of 2016;

•	Published positive results in 3-Year FLORA study of the Argus II in the Australian journal Clinical And Experimental Optometry;

•	Implanted the fifth and final subject in the Company’s Dry-Age-Related Macular Degeneration (“AMD”) study;

•	Completed 11 animal implants to date in the Orion™ I Visual Cortical Prosthesis (“Orion I”) study and are on track to file with the FDA this year for a human feasibility study to commence in 2017;

•	Appointed Steve Okland as Commercial Vice President, U.S. and Canada; and,

•	Entered into an exclusive agreement with Kisantech Co. Ltd. to distribute the Argus II in South Korea.

“Despite anticipated challenges due to a change in the 2016 Medicare outpatient payment rate that affected our U.S. implant volumes in the first quarter, we believe Second Sight is well-positioned for future growth,” stated Will McGuire, President and CEO of Second Sight. “In late February we began temporarily discounting the Argus II in the U.S. to continue to make our life-changing technology available to qualified patients. We are confident that this decision will allow implant volumes in the U.S. to rebound over the next several quarters. In fact, we are pleased with the level of activity that we are seeing with customers who are currently assessing patients and scheduling surgeries,” McGuire added.

Page 2: Second Sight Reports First Quarter 2016 Financial Results

“Looking ahead, we are excited about the multiple opportunities for Second Sight to serve a growing population of individuals that have lost their sight. We are developing significant enhancements to the Argus II externals and advanced software improvements are on the horizon. Our Dry-AMD trial is now fully enrolled and for the Orion I, we have concurrence with the FDA on key pre-clinical tests that pave the way for a human feasibility study in 2017. Taken together, we are building a solid platform that will deliver long-term growth and move us closer to our ultimate goal of restoring vision to the blind and improving their overall quality of life,” concluded McGuire.

First Quarter 2016 Financial Results

Total revenue was $1.1 for the first quarter of 2016, compared with $1.7 million in the first quarter of 2015. There were 10 Argus II retinal prostheses implanted in the first quarter of 2016, compared to 19 for the first quarter of 2015. The decline was primarily driven by a reduction in U.S. implant volumes as a result of customer concerns that the new Medicare outpatient payment rate, which became effective on January 1, 2016, would be insufficient to cover costs of the Argus II and related surgical procedure.   As a result, the Company made a decision to temporarily discount the Argus II in late February to address this concern and expects implant volumes to rebound in future quarters.

Gross profit was $141,000 in the first quarter of 2016, compared to $404,000 in the first quarter of 2015. Gross margin was lower, largely due to lower sales and production volumes in the current quarter.

Total operating expenses in the first quarter of 2016 were $6.0 million, compared with $5.4 million in the first quarter of 2015, reflecting higher clinical and stock based compensation costs, offset by lower research and development expenses net of grants.

Net loss in the first quarter of 2016 was $5.8 million, or $0.16 per share, compared with a net loss of $5.0 million, or $0.14 per share, in the prior year quarter. The Company recorded non-cash charges of $1.0 million and $0.6 million during the first quarters of 2016 and 2015, respectively.

Non-GAAP adjusted net loss in the first quarter of 2016, excluding non-cash charges, was $4.8 million, or a non-GAAP net loss of $0.13 per share, compared to a non-GAAP adjusted net loss of $4.4 million, or $0.12 per share, in the first quarter of 2015.

2016 Objectives

•	Secure coverage with additional Medicare Administrative Contractors (MACs) in the U.S. as well as other key markets globally;

•	Work with CMS to establish Medicare reimbursement rates that cover the costs related to furnishing the Argus II to patients in 2017 and beyond;

•	Expand global footprint by continuing to grow the number of implanting centers and enter additional markets;

Page 3: Second Sight Reports First Quarter 2016 Financial Results

•	Improve the Argus II technology, including significant R&D milestones for the next generation externals and advanced software;

•	Complete enrollment of the Dry Age-Related Macular Degeneration feasibility clinical trial and finalize a go-forward strategy; and

•	Complete animal testing and file the Investigational Device Exemption (IDE) application with the FDA to test the Orion I in humans.

Conference Call

As previously announced, Second Sight management will host its first quarter 2016 conference call as follows:

Date		April 28, 2016

Time		4:30 PM EDT

Telephone	U.S:	(800) 950-7243

	International:	(212) 231-2919

Webcast (live and archive)		www.secondsight.com under the 'Investor Relations' section.

A replay of the conference call will be available for two weeks after the call's completion by dialing (800) 633-8284 (U.S.) or (402) 977-9140 (International). The conference ID for the replay is 21810024. The archived webcast will be available for 30 days via the aforementioned URL.

About the Argus II® Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom, and the U.S.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and manufactures the Argus® II Retinal Prosthesis System. Enrollment has been completed in a trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, California, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Page 4: Second Sight Reports First Quarter 2016 Financial Results

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should," "potentially," "objectives," and similar expressions or the negative versions thereof and which also may be identified by their context. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s Annual Report on Form 10-K as filed on March 11, 2016 and the Company’s other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating the Company’s forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Non-GAAP net loss and Non-GAAP net loss per share which are non-GAAP financial measures. Non-GAAP net loss and Non-GAAP net loss per share are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Non-GAAP net loss and Non-GAAP net loss per share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Non-GAAP net loss and Non-GAAP net loss per share, as defined by the Company, represent net loss adjusted for non-cash stock-based compensation. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Non-GAAP net loss to the most comparable GAAP financial measures, please see the tables at the end of this press release.

Page 5: Second Sight Reports First Quarter 2016 Financial Results

Investor Relations:

Institutional Investors
In-Site Communications, Inc.
Lisa Wilson, President

212-452-2793

lwilson@insitecony.com

or

Individual Investors
MZ North America
Greg Falesnik, Senior Vice President

949-385-6449
greg.falensik@mzgroup.us

Media Relations:
Pascale Communications, LLC
Allison Potter, Senior Account Executive
412-228-1678
allison@pascalecommunications.com

Source: Second Sight Medical Products, Inc.

Financial Tables Follow

Page 6: Second Sight Reports First Quarter 2016 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash	$459	$239
Money market funds	9,786	15,721
Accounts receivable	822	1,501
Inventories, net	9,081	8,209
Prepaid expenses and other current assets	932	1,094

Total current assets	21,080	26,764

Property and equipment, net	1,429	1,432
Deposits and other assets	50	49

Total assets	$22,559	$28,245

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$707	$710
Accrued expenses	1,664	2,068
Accrued compensation expense	1,696	2,069
Accrued clinical trial expense	601	616
Deferred revenue	325	322
Deferred grant revenue	1,630	2,197

Total current liabilities	6,623	7,982

Commitments and contingencies

Stockholders’ equity	15,936	20,263

Total liabilities and stockholders’ equity	$22,559	$28,245

Page 7: Second Sight Reports First Quarter 2016 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)

Net sales	$1,053	$1,700
Cost of sales	912	1,296
Gross profit	141	404

Operating expenses:
Research and development, net of grants	762	1,048
Clinical and regulatory	778	666
Selling and marketing	2,012	1,995
General and administrative	2,410	1,656
Total operating expenses	5,962	5,365

Loss from operations	(5,821)	(4,961)

Interest and other income, net	5	5

Net loss	$(5,816)	$(4,956)

Net loss per common share – basic and diluted	$(0.16)	$(0.14)

Weighted average shares outstanding – basic and diluted	35,971	35,301

Page 8: Second Sight Reports First Quarter 2016 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Reconciliation of Non-GAAP Information to Most Comparable GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net loss	$(5,816)	$(4,956)

Add back non-cash charges:
Stock-based compensation	1,021	568
Non GAAP net loss	$(4,795)	$(4,388)

Net loss per share	$(0.16)	$(0.14)

Add back non-cash charges:
Stock-based compensation	0.03	0.02
Non GAAP net loss per share	$(0.13)	$(0.12)